UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2018

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STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

901 44th Street SE
Grand Rapids, Michigan		49508
(Address or principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (616) 247-2710

None
(Former address, if changed since last report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Steelcase Inc. (the “Company”) is a party to the Second Amended and Restated Credit Agreement, dated as of September 23, 2016 among the Company and JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., and Wells Fargo Bank, National Association as Co-Syndication Agents; HSBC Bank USA, National Association as Documentation Agent; and certain other lenders (the “Credit Agreement”), pursuant to which the Company has a $125 million committed unsecured revolving syndicated credit facility. On July 12, 2018, the Company and the other parties to the Credit Agreement entered into Amendment No. 1 to the Credit Agreement which increased the aggregate unsecured revolving loan commitment under the Credit Agreement to $200 million. The Company retains the option, subject to certain conditions, to further increase the aggregate commitment under the facility by up to $75 million, by obtaining at least one commitment from one of more lenders.

Fifth Third Bank, a wholly owned subsidiary of Fifth Third Bancorp, has committed $16 million under the Credit Agreement, as amended. Fifth Third Bancorp or its subsidiaries hold more than 5% of the Company’s Class A and Class B common stock as fiduciary, agent or custodian for individual or institutional customers.

The foregoing description is qualified in its entirety by reference to Amendment No. 1 to the Credit Agreement, a copy of which is filed with this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on July 11, 2018.  At that meeting, shareholders voted on three proposals presented in the Company's Proxy Statement dated May 30, 2018 relating to the annual meeting.  The results of the votes are as follows.

·	Proposal 1: Election of twelve nominees to the Board of Directors

	For		Against		Abstentions
Nominee	Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
Lawrence J. Blanford	314,584,632	91.8%	26,001,177	7.6%	1,914,367	0.6%	8,243,106
Timothy C.E. Brown	324,489,699	94.7%	16,098,168	4.7%	1,912,309	0.6%	8,243,106
Connie K. Duckworth	335,866,082	98.1%	4,722,148	1.4%	1,911,946	0.6%	8,243,106
David W. Joos	335,071,944	97.8%	5,515,305	1.6%	1,912,927	0.6%	8,243,106
James P. Keane	336,982,472	98.4%	3,607,062	1.1%	1,910,642	0.6%	8,243,106
Todd P. Kelsey	336,515,440	98.3%	4,070,108	1.2%	1,914,628	0.6%	8,243,106
Jennifer C. Niemann	339,081,006	99.0%	1,511,433	0.4%	1,907,737	0.6%	8,243,106
Robert C. Pew III	336,915,058	98.4%	3,676,692	1.1%	1,908,426	0.6%	8,243,106
Cathy D. Ross	336,825,034	98.3%	3,764,196	1.1%	1,910,946	0.6%	8,243,106
Peter M. Wege II	335,068,535	97.8%	5,518,807	1.6%	1,912,834	0.6%	8,243,106
P. Craig Welch, Jr.	336,975,122	98.4%	3,613,445	1.1%	1,911,609	0.6%	8,243,106
Kate P. Wolters	335,103,079	97.8%	5,489,010	1.6%	1,908,087	0.6%	8,243,106

·	Proposal 2: Advisory vote to approve named executive officer compensation

For		Against		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
312,337,530	98.1%	3,782,508	1.2%	2,180,128	0.7%	8,243,106

·	Proposal 3: Ratification of independent registered public accounting firm

For		Against		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes
322,150,071	98.7%	2,096,659	0.6%	2,296,542	0.7%

Item 8.01. Other Events.

On July 12, 2018, the Company completed the acquisition of all of the outstanding capital stock of Smith System Manufacturing Company.

Item 9.01. Financial Statements and Exhibits.

d)    EXHIBITS.

Exhibit No.	Description

10.1
Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of September 23, 2016 among the Company and JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., and Wells Fargo Bank, National Association as Co-Syndication Agents; HSBC Bank USA, National Association as Documentation Agent; and certain other lenders

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEELCASE INC.

By:	/s/ David C. Sylvester
David C. Sylvester Senior Vice President, Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: July 16, 2018

Exhibit Index

Exhibit No.	Description

10.1
Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of September 23, 2016 among the Company and JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., and Wells Fargo Bank, National Association as Co-Syndication Agents; HSBC Bank USA, National Association as Documentation Agent; and certain other lenders